Exhibit 99.1

                     [LETTERHEAD OF TIERONE(SM) CORPORATION]

Date: May 28, 2004

Contact: Edward J. Swotek, Senior Vice President

For Release: Immediately

Immediately

TierOne Corporation Declares Cash Dividend

LINCOLN, NE - May 28, 2004 - The Board of Directors of TierOne Corporation (NASDAQ: TONE) announced today it has declared a quarterly cash dividend of $0.05 per share on its common stock, payable June 30, 2004 to shareholders of record at the close of business on June 15, 2004.

TierOne Corporation is the parent company of TierOne Bank, a $2.3 billion federally chartered savings bank and the largest financial institution headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers customers a wide variety of full-service consumer and commercial banking products and services through a geographically diverse network of 57 banking offices located in Nebraska, Iowa and Kansas and four loan production offices located in Colorado and Minnesota.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality and general economic conditions; the growth opportunities and cost savings from the acquisition of United Nebraska Financial Co. may not be fully realized or may take longer to realize than expected, unanticipated issues related to the completion of the acquisition and the resultant integration of United Nebraska Financial Co. and United Nebraska Bank including, but not limited to, receipt of necessary regulatory approval as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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TierOne Corporation Declares Cash Dividend
May 28, 2004

CONTACT: Edward J. Swotek, Senior Vice President
         Investor Relations Department
         (402)473-6250
         investorrelations@tieronecorp.com

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